FOR IMMEDIATE RELEASE                                CONTACT: Dwayne Powell, CEO
                                                              870-802-1700


           POCAHONTAS BANCORP, INC, ANNOUNCES SECOND QUARTER EARNINGS

Jonesboro, Arkansas, April 23, 2003, Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) has announced earnings for the second quarter of its fiscal year ending September 30, 2003. Basic and diluted earnings per share increased $0.04 per share or 20.0% to $0.24 for the quarter ended March 31, 2003 compared to basic and diluted earnings per share of $0.20 for the same period last year. Net income after discontinued operations was $1,024,269 for the quarter ended March 31, 2003, compared to net income of $853,376 for quarter ended March 31, 2002, an increase of $170,893 or 20.0%. Net income from continuing operations was $1,024,269 for the quarter ended March 31, 2003, compared to $995,838 for quarter ended March 31, 2002, an increase of $28,431 or 2.9%.

Net interest income after provision for loan losses for the quarter ended March 31, 2003 was $4,328,602 compared to $3,944,977 for the quarter ended March 31, 2002, an increase of $383,625 or 9.7%. The increase was primarily due to an increase in interest income of $1,460,635 or 18.8% offset by an increase in interest expense of $1,077,010 or 28.9%.

Non-interest income increased to $1,677,328 for the quarter ended March 31, 2003 compared to $1,184,854 for the quarter ended March 31, 2002, an increase of $492,474 or 41.6%. The increase in non-interest income was primarily due to a gain on sale of loans of $513,731 during the quarter ended March 31, 2003 compared to $141,496 for the quarter ended March 31, 2002.

Total operating expenses were $4,324,404 for the quarter ended March 31, 2003, compared to $3,624,136 for quarter ended March 31, 2002, an increase of $700,268 or 19.3%. The increase for the quarter ended March 31, 2003 compared to the same period last year was primarily the result of increased operating expenses associated with the growth of the company due to the acquisitions of Peoples Bank of Imboden and North Arkansas Bancshares.

Net income after discontinued operations for the six-month period ended March 31, 2003 was $2,237,357 compared to $1,871,166, for the period ended March 31, 2002, an increase of $366,191 or 19.6%. Basic earnings per share were $0.53 and diluted earnings per share were $0.52 for the six-month period ended March 31, 2003, compared to basic and diluted earnings per share of $0.43, for the same period last year. Net income from continuing operations for the six-month period ended March 31, 2003 was $1,908,657 compared to $2,109,205, for the same period ended March 31, 2002, a decrease of $200,548 or 9.5%. The Company's net interest rate spread was 3.39% for the six months ended March 31, 2003 compared to 3.94% for the six months ended March 31, 2002. Net interest margin was 3.30% for the six months ended March 31, 2003 compared to 3.91% for the six months ended March 31, 2002. The decrease was primarily due to lower yields on average interest earning assets for the six months ended March 31, 2003 compared to the same period last year and higher average costs associated with demand deposits.

Net interest income after provision for loan losses for the six-month period ended March 31, 2003 was $7,993,782 compared to $7,680,476 for the six-month

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period ended March 31, 2002,  an increase of $313,306 or 4.1%.  Interest  income increased $2,488,012 or 15.8%; the increase resulted from the increase in earnings due to the purchase of investment securities with cash provided by deposit growth. The increase in earnings on the loan portfolio was the result of the acquisitions of North Arkansas Bancshares and Peoples Bank of Imboden offset by a lower rate environment. Interest expense increased $1,529,705 or 19.3% as a result of offering competitive rates on specific deposit products and an increased deposit portfolio balance due to the acquisitions of North Arkansas Bancshares and Peoples Bank of Imboden while interest expense on borrowed funds decreased $366,997, or 22.8% during the period compared to the same period last year, due to a decrease in both borrowings and the average rate on such borrowings.

Non-interest income increased to $3,834,516 for the six-month period ended March 31, 2003 compared to $2,343,935 for the six-month period ended March 31, 2002, an increase of $1,490,581 or 63.6%. The increase in non-interest income for the six-month period ended March 31, 2003 was primarily the result of an increase in gain on sale of loans of $1,462,004 during the period.

Total operating expenses increased to $8,757,384 for the six-month period ended March 31, 2003, compared to $6,827,349, for the six-month period ended March 31, 2002, an increase of $1,930,035 or 28.3%. The increase for the six-month period ended March 31, 2003 compared to the same period last year was primarily the result of increased operating expenses associated with the growth of the company due to the acquisition of Peoples Bank of Imboden and North Arkansas Bancshares.

During the six-month period ended March 31, 2003, the Company sold its Carlisle and England, Arkansas operations resulting in a gain on sale of $513,595. The net gain on these discontinued operations for the six-month period ended March 31, 2003 was $328,700 compared to a net loss on discontinued operations of $238,039 for the six-month period ended March 31, 2002.

Total assets increased to $683.5 million at March 31, 2003 from $617.0 million at September 30, 2002, an increase of $66.5 million or 10.8%. The increase was partially the result of $160.9 million of securities purchased using cash obtained from the growth in deposits, offset by principal payments and maturities of $64.2 million, which resulted in a net increase in investment securities of $97.1 million or 77.4%. The yield on average interest earning assets at March 31, 2003 was 6.82% compared to 7.19 % at September 30, 2002.

Total loans receivable decreased to $389.0 million at March 31, 2003 from $408.1 million at September 30, 2002, a decrease of $19.1 million or 4.7%. During the six-month period ended March 31, 2003 the Company sold $31.9 million of loans held for sale. Total nonperforming loans increased to $5.5 million at March 31, 2003 from $3.2 million at September 30, 2002, an increase of $2.3 million or 71.7%. The increase in nonperforming loans was primarily a result of a weakening economy and a normal transition period of identifying problem loans following acquisitions.

Total deposits increased to $588.3 million at March 31, 2003 from $520.0 million at September 30, 2002, an increase of $68.3 million or 13.1%. The change in deposits was primarily the result of an increased deposit base from offering more competitive rates and was offset by the sale of the Carlisle and England, Arkansas branches that had combined deposits of $14.8 million.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 20 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.


POCAHONTAS BANCORP, INC

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
--------------------------------------------------------------------------------------------------------------------------

                                                                                             (Unaudited)
                                                                                              March 31,       September 30,
                                                                                                 2003             2002
ASSETS

Cash ....................................................................................   $  22,463,880    $  34,306,598
Cash surrender value of life insurance ..................................................       7,073,589        6,883,493
Securities held-to-maturity .............................................................       7,737,309        8,123,832
Securities available-for-sale ...........................................................     214,825,711      117,340,818
Trading securities, at fair value .......................................................       1,052,743        1,464,458
Loans receivable, net ...................................................................     387,145,134      396,141,853
Loans receivable, held for sale .........................................................       1,871,227       11,939,522
Accrued interest receivable .............................................................       4,662,167        4,362,821
Premises and equipment, net .............................................................      14,733,127       13,910,158
Federal Home Loan Bank Stock, at cost ...................................................       2,153,300        2,125,500
Goodwill ................................................................................       8,847,572        8,847,572
Core deposit premium ....................................................................       8,531,106        9,084,027
Other assets ............................................................................       2,375,448        2,484,974
                                                                                            -------------    -------------
TOTAL ASSETS ............................................................................   $ 683,472,313    $ 617,015,626
                                                                                            =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits ..............................................................................   $ 588,346,576    $ 520,031,702
  Federal Home Loan Bank advances .......................................................      20,587,253       22,136,967
  Deferred compensation .................................................................       4,261,854        4,123,553
  Accrued expenses and other liabilties .................................................       5,219,265        6,330,406
                                                                                            -------------    -------------
            Total liabilities ...........................................................     618,414,948      552,622,628

  Trust Preferred Securities ............................................................      16,910,767       16,900,383

STOCKHOLDERS' EQUITY:
  Common stock ..........................................................................          74,923           74,923
  Additional paid-in capital ............................................................      56,342,563       56,342,563
  Unearned ESOP Shares ..................................................................        (671,130)        (671,130)
  Unearned RRP Shares ...................................................................         (17,626)         (35,251)
  Accumulated other comprehensive income ................................................       1,760,972        1,596,925
  Retained earnings .....................................................................      17,846,527       16,304,221
                                                                                            -------------    -------------
                                                                                               75,336,229       73,612,251
Less treasury stock, at cost ............................................................     (27,189,631)     (26,119,636)
                                                                                            -------------    -------------
            Total stockholders' equity ..................................................      48,146,598       47,492,615
                                                                                            -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..............................................   $ 683,472,313    $ 617,015,626
                                                                                            =============    =============


POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                Three Months Ended            Six Months Ended
                                                                                    March 31,                     March 31,
                                                                                2003          2002           2003           2002
INTEREST INCOME:
  Loans receivable ......................................................     6,675,796     6,001,535     13,657,328     12,743,612
  Investment securities .................................................     2,557,352     1,770,978      4,622,122      3,047,827
                                                                            -----------   -----------    -----------    -----------
            Total interest income .......................................     9,233,148     7,772,513     18,279,450     15,791,439
INTEREST EXPENSE:
  Deposits ..............................................................     4,226,693     2,960,062      8,201,269      6,304,567
  Borrowed funds ........................................................       577,853       767,474      1,239,399      1,606,396
                                                                            -----------   -----------    -----------    -----------
            Total interest expense ......................................     4,804,546     3,727,536      9,440,668      7,910,963
                                                                            -----------   -----------    -----------    -----------
NET INTEREST INCOME .....................................................     4,428,602     4,044,977      8,838,782      7,880,476
PROVISION FOR LOAN LOSSES ...............................................       100,000       100,000        845,000        200,000
                                                                            -----------   -----------    -----------    -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES .....................     4,328,602     3,944,977      7,993,782      7,680,476
OTHER INCOME:
  Dividends .............................................................        16,306        27,619         37,638         70,285
  Fees and service charges ..............................................       942,916       892,883      1,877,426      1,856,379
  Gain on sale of loans .................................................       513,731       141,496      1,641,575        179,571
  Trading gains, net ....................................................        48,000        23,899         87,400         43,834
  Other, net ............................................................       156,375        98,957        190,477        193,866
                                                                            -----------   -----------    -----------    -----------
            Total other income ..........................................     1,677,328     1,184,854      3,834,516      2,343,935
                                                                            -----------   -----------    -----------    -----------
OPERATING EXPENSE:
  Compensation and benefits .............................................     2,415,659     1,872,148      5,008,595      3,792,646
  Occupancy and equipment ...............................................       634,761       536,058      1,253,483      1,095,545
 Insurance Premiums .....................................................        87,929        67,968        150,717        116,929
  Professional fees .....................................................       277,019       150,965        547,746        267,442
  Data processing .......................................................       181,956       140,662        361,336        278,202
  Advertising ...........................................................       110,644       163,951        281,697        293,973
  Office supplies .......................................................        88,152        87,095        162,796        180,580
  Other .................................................................       528,284       605,289        991,014        802,032
                                                                            -----------   -----------    -----------    -----------
            Total operating expense .....................................     4,324,404     3,624,136      8,757,384      6,827,349
                                                                            -----------   -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ...................     1,681,526     1,505,695      3,070,914      3,197,062
   Income Taxes .........................................................       657,257       509,857      1,162,257      1,087,857
                                                                            -----------   -----------    -----------    -----------
Net Income from Continuing Operations ...................................     1,024,269       995,838      1,908,657      2,109,205
DISCONTINUED OPERATIONS:
   Loss from operations of discontinued branches ........................          --        (213,462)       (19,895)      (358,039)
   Gain on sale of branches .............................................          --            --          513,595           --
   Income taxes (benefit) on discontinued branches ......................          --         (71,000)       165,000       (120,000)
                                                                            -----------   -----------    -----------    -----------
   Net gain (loss) on discontinued operations ...........................          --        (142,462)       328,700       (238,039)
                                                                            -----------   -----------    -----------    -----------
NET INCOME ..............................................................     1,024,269       853,376      2,237,357      1,871,166
                                                                            -----------   -----------    -----------    -----------